UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 6, 2014

Date of Report (Date of earliest event reported)

TIBCO Software Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices, including zip code)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 6, 2014, TIBCO Software Inc. (the “Company”) will present to various potential debt investors in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 27, 2014, by and between the Company, Balboa Intermediate Holdings, LLC (“Parent”) and Balboa Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The investor presentation will include the material furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K pursuant to Regulation FD.

The information in this Current Report is being furnished pursuant to Regulation FD and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Safe Harbor for Forward-Looking Statements

Some of the statements in this Item 7.01 and the documents referred to contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that the Company intends, expects, plans, projects, believes or anticipates will or may occur in the future are forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law. Examples of forward-looking statements include, but are not limited to estimates of revenue, income and other financial items related to the Company’s fiscal year 2014 and the Company’s fourth fiscal quarter total subscription bookings. The ranges provided with respect to this data are estimates and are subject to further change based on the actual results achieved during the final month of the Company’s fiscal year. Additional information regarding potential risks that could cause the Company’s actual results to differ materially from these forward looking statement is provided in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2013 and Quarterly Report on Form 10-Q for the quarter ended August 31, 2014.

About Non-GAAP Financial Information

The Company provides non-GAAP measures for revenue and provides adjusted EBITDA as supplemental information regarding the Company’s business performance. The Company believes that providing the non-GAAP measures and adjusted EBITDA that management uses is useful to investors for a number of reasons. The non-GAAP measures and adjusted EBITDA data allow investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company’s management excludes these non-operating charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures and adjusted EBITDA data reflect the essential revenue generation activities of the Company. Accordingly, management excludes from revenue the acquisition-related accounting adjustment to deferred revenue assumed in business combinations and excludes costs resulting from depreciation and interest expense, stock-based compensation, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt and certain one-time expenses, as well as the income tax effects of the foregoing.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for GAAP and thus the Company’s definition may be different from similar non-GAAP measures used by other companies or analysts. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. With respect to the non-GAAP measures and adjusted EBITDA data included in the material furnished as Exhibit 99.1 hereto, the Company estimates (i) GAAP revenue for fiscal year 2014 to be in the range of $1,056 million to $1,080 million and (ii) GAAP operating income for fiscal year 2014 to be between $86 million and $101 million (before transaction costs related to the Merger).

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Slide from Investor Presentation of November 6, 2014 (furnished pursuant to Regulation FD).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ James Johnson
James Johnson Senior Vice President, Chief Financial Officer

Date: November 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide from Investor Presentation of November 6, 2014 (furnished pursuant to Regulation FD).